Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

QIAGEN Investors: Dr. Solveigh Mähler 011-49-2103-29-11710	Digene Investors: Al Fleury +1-301-944-7028

Media: Dr. Thomas Theuringer 011-49-2103-29-11826	Media: Pam Rasmussen +1-301-944-7196

QIAGEN AND DIGENE ANNOUNCE MERGER

CREATING MARKET AND TECHNOLOGY LEADER IN MOLECULAR DIAGNOSTICS

Transaction Valued at Approximately US$1.6 Billion

Expected to be Accretive in 2008 to QIAGEN’s Earnings Per Share

Venlo, The Netherlands and Gaithersburg, Md., USA — June 3, 2007 – QIAGEN N.V. (Nasdaq: QGEN; Frankfurt, Prime Standard: QIA) and Digene Corp. (Nasdaq: DIGE) announced today a definitive agreement to combine the two companies to create market- and technology-leadership in molecular diagnostics. The Boards of Directors of both companies unanimously approved the transaction in which QIAGEN is to acquire 100% of Digene’s stock for a combination of cash and QIAGEN common stock. This strategic transaction combines QIAGEN’s leading portfolio of sample and assay technologies, including a broad panel of molecular diagnostic tests, with Digene’s leadership in HPV-targeted molecular diagnostic testing, creating a global leader in molecular diagnostics outside blood screening and viral load monitoring. It is anticipated that the combined company will have over US$350 million of molecular diagnostics revenues and more than US$800 million in revenues overall in 2008.

Under the terms of the agreement, the transaction will be effected as an exchange offer, followed by a merger of Digene into a subsidiary of QIAGEN. The acquisition consideration will consist of cash and QIAGEN stock, and Digene shareholders may elect to receive for each Digene share either US$61.25 in cash or 3.545 shares of QIAGEN stock, subject to pro-ration so that the total consideration issued for Digene stock consists of 55% cash and 45% QIAGEN stock. Based on the companies’ closing stock prices on June 1, 2007, the US$61.25 per share of consideration to be received by Digene shareholders represents a premium of 37% and total equity consideration of approximately US$1.6 billion, which includes US$170 million in cash. It is anticipated that the stock portion of the consideration will be tax-free to Digene shareholders and QIAGEN shareholders will own approximately 78% of the combined company on a fully diluted basis, and Digene shareholders will own approximately 22%.

– more –

QIAGEN is the world’s leading provider of sample and assay technologies for biological targets such as DNA, RNA and proteins. Through its technology-leading positions as well as through catalytic acquisitions, QIAGEN has created a molecular diagnostics franchise which, with approximately US$150 million in annual sales, is one of the largest in the industry. The company offers the world’s broadest portfolio of molecular diagnostic tests, which are available subject to regulatory approval in many countries of the world.

Digene holds a unique leadership position in molecular diagnostics. Digene’s primary product, the Digene® HPV (human papillomavirus) Test, screens for the presence of high-risk types of the virus that have been shown to be the cause of cervical cancer. The Digene HPV Test is the only test for HPV that is both FDA-approved and CE-marked. This addresses one of the largest and most rapidly expanding market segments in women’s health and molecular diagnostics.

“The strategic rationale for this transaction is compelling as it combines QIAGEN’s leading technology portfolio and our breadth of molecular diagnostic tests with Digene’s leadership in what is seen as the fastest-growing segment of molecular diagnostics,” said Peer M. Schatz, Chief Executive Officer of QIAGEN. “This transaction creates significant value for our shareholders and instantaneous market and technology leadership in what is one of the most exciting areas of life sciences and healthcare: molecular diagnostics. The joint franchises link virology with oncology, thereby creating an exceptional platform to add next-generation and high-value molecular diagnostic products and strategically position the company for future growth.

“This transaction is an exciting and important next step for QIAGEN. It is consistent with our strategy to expand our leadership in sample and assay technologies. We are enthusiastic about the opportunity to combine our complementary strengths and collective resources as one company. This transaction provides us with many ways to drive top-line and bottom-line growth, such as access to new channels with existing and new products and combined technology, resources and infrastructure to provide greater operating strengths. This strategic transaction will be a catalyst for growth and, as such, we do not anticipate significant changes in the combined company’s workforce. We look forward to delivering the significant benefits of the combination to all of our shareholders and to working alongside Digene’s talented employees,” Mr. Schatz continued.

Daryl J. Faulkner, Chief Executive Officer and President of Digene, said, “This transaction provides our shareholders with immediate value as well as a unique opportunity to participate in the significant upside potential of a new entity that we believe will be a global leader in molecular diagnostics. We are extremely proud of the work we have done to develop and introduce the first HPV test to be both FDA -approved and CE-marked, and to build a business with an annual run rate of over US$200 million in revenues. We look forward to the enhanced opportunities that will result from this merger, which will allow the combined company to expand its geographic reach and offer a larger portfolio of products and services to address a broad spectrum of needs.

“We are pleased to be able to build on the successful partnership we have had with QIAGEN for more than a decade. We have collaborated on various projects, such as our current Rapid Capture® System, which QIAGEN co-developed and manufactures. By accelerating this existing and productive working relationship, we anticipate future growth opportunities and have already begun to develop new products,” Mr. Faulkner continued.

– more –

Value drivers for the combined entity include:

–	Creates a market and technology leading player in molecular diagnostics with over US$350 million of molecular diagnostics revenues;
–	Accretive to growth in revenues;
–	Industry-leading sales channel with over 300 employees in molecular diagnostics sales, over 1000 overall;
–	Platform for expansion of assay portfolio and other growth opportunities;
–	Expands opportunities across diagnostics, applied testing, pharma and research customers;
–	Technology development and commercialization partners for more than a decade;
–	Similar cultures of focus and excellence;
–	Rapid integration expected due to a long-standing relationship and geographic proximity.

Value drivers for QIAGEN include:

–	Digene’s highly focused strategy in molecular diagnostics (MDx) is a natural fit into QIAGEN’s strategy;
–	Significant value creation to QIAGEN shareholders and contribution to QIAGEN’s growth profile;
–	Leadership in what is considered one of the most important assays in MDx;
–	HPV testing is fastest growing, large segment in MDx with over US$1 billion market potential;
–	Digene’s leading IP positions in HPV – a virus with more than 100 subtypes, of which approximately 13 are high-risk;
–	HPV bridges QIAGEN’s virology leadership into the fast-growing oncology segment;
–	The HPV assay creates unique value for QIAGEN’s platforms and assay breadth;
–	Unique regulatory position – Digene has the only FDA-approved test for HPV.

Value drivers for Digene include:

–	Highly attractive consideration for Digene shareholders, including option to benefit in upside potential;
–	QIAGEN’s unparalleled sample and assay technology breadth creates opportunities for future;
–	Adds key assay technologies such as multiplex (QIAplex), PCR and isothermal technologies;
–	Adds key sample technologies such as DNA processing from cervical swabs;
–	QIAGEN’s broad assay portfolio creates new value for Digene’s customers;
–	QIAGEN’s global sales strength accelerates rapid global rollout – including Asia;
–	Can utilize QIAGEN’s operations and infrastructure for next phase of growth.

Both QIAGEN and Digene have strong leadership teams with proven expertise in both molecular diagnostics and life sciences. With the new platform of global infrastructure and scale, as well as extensive R&D capabilities, the combined company is poised for immediate growth as an industry leader. Both companies have talented and experienced employees who have achieved high standards in innovation and service to their customers and patients. The breadth and depth of both companies’ management teams and employees will be instrumental in realizing the substantial upside potential of the combination.

Accretion

Based on preliminary analyses and assuming the transaction closes in the August/September time period, QIAGEN expects this transaction to contribute revenues of approximately US$58 to $60 million in the fourth quarter 2007 and approximately US$260 to $270 million for the full year of 2008. On an adjusted basis excluding one-time charges, integration and restructuring costs and amortization of acquired IP as well as equity based compensation (SFAS 123R), the acquisition is expected to dilute QIAGEN’s adjusted EPS by US$0.03 to $0.04 in the fourth quarter 2007. It is anticipated that the transaction will be accretive to QIAGEN’s adjusted EPS in 2008 by US$0.02 to $0.04. QIAGEN expects the transaction to be significantly accretive to earnings thereafter.

– more –

Transaction Summary

•	Merger agreement signed on June 3, 2007;
•	Transaction expected to close in the August/September time period;
•	Pre-tax cost savings of approximately US$35 to US$45 million per year;
•	Combination expected to add revenues of approximately US$58 to $60 million in the fourth quarter 2007;
•	Combination expected to incur customary one-time charges at closing;
•	Combination expected to add revenues of approximately US$260 to $270 million in 2008;
•	Combination expected to be accretive to QIAGEN’s adjusted EPS by US$0.02 to $0.04 in 2008 and significantly accretive thereafter;
•	Significant increase in QIAGEN’s adjusted operating margin expected in 2008 and thereafter;
•	Rapid integration expected due to a long-standing relationship and geographic proximity;
•	QIAGEN has received financing commitments required to complete the transaction.

About Cervical Cancer and HPV

HPV is a family of common viruses, of which more than 30 types are transmitted through intimate (genital) skin-to-skin contact. The U.S. Centers for Disease Control and Prevention estimates that 6.2 million Americans acquire a new genital HPV infection every year and that 80% of women will be infected by the age of 50. Digene markets the only test that is both FDA-approved and CE-marked for detection of 13 high-risk types of HPV. Studies involving more than 200,000 women and spanning four continents have shown that the sensitivity of the Digene HPV Test is significantly higher than Pap (cytology) testing alone. HPV testing is typically performed in the same laboratories in which QIAGEN’s products are used. In addition, the new combined company will be uniquely positioned to facilitate HPV testing in under-served regions in both industrialized and developing countries.

QIAGEN Management and Headquarters

Following the close of the transaction, Peer M. Schatz will remain Chief Executive Officer of QIAGEN, Roland Sackers will remain Chief Financial Officer of QIAGEN and Daryl J. Faulkner will serve as co-head of the Integration Steering Committee. The combined company will be called “QIAGEN” with its U.S. headquarters in Maryland.

Approvals and Time to Close

The transaction is subject to the tender of a majority of Digene’s common stock on a fully diluted basis, approval by QIAGEN’s shareholders, as well as customary closing conditions including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to close in the August/September time period.

Digene Analyst Day

In light of today’s announcement, the Digene Analyst Day, which was previously scheduled to be held on June 5, 2007, will be rescheduled for the combined company after the transaction is completed.

Advisors

In connection with the transaction, Goldman, Sachs & Co. is acting as exclusive financial adviser to QIAGEN, and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., De Brauw Blackstone Westbroek, and Freshfields Bruckhaus Deringer are legal counsel. JP Morgan is acting as exclusive financial adviser to Digene, and Ballard, Spahr, Andrews & Ingersoll, LLP are legal counsel.

- more -

Conference Call / Webcast Information

Please join us on Monday, June 4, 2007, when QIAGEN and Digene will host a conference call and webcast with investment analysts and shareholders at 8:30 a.m. (Eastern Daylight Time) / 2:30 p.m. (Central European Summer Time) to provide more information on this announcement and respond to questions. The webcast and accompanying slides can be accessed at www.qiagen.com and www.digene.com. An audio archive of the call will be available on both companies’ Web sites.

Conference Call Dial-in:	+1-888-562-3356 +1-973-582-2700 Passcode:		Domestic International 8863042

Replay Dial-in:	+1-877-519-4471 +1-973-341-3080 Passcode:		Domestic International 8863042

Webcast Access:	www.qiagen.com	or	www.digene.com

About QIAGEN

QIAGEN N.V., a Netherlands holding company is the leading provider of innovative sample and assay technologies and products. QIAGEN’s products are considered standards in areas such as pre-analytical sample preparation and assay solutions in research for life sciences, applied testing and molecular diagnostics. QIAGEN has developed a comprehensive portfolio of more than 500 proprietary, consumable products and automated solutions for sample collection, nucleic acid and protein handling, separation, and purification and open and target specific assays. The company’s products are sold to academic research markets, to leading pharmaceutical and biotechnology companies, to applied testing customers (such as in forensics, veterinary, biodefense and industrial applications) as well as to molecular diagnostics laboratories. QIAGEN employs more than 1,900 people worldwide. QIAGEN products are sold through a dedicated sales force and a global network of distributors in more than 40 countries. In this press release QIAGEN is using the term molecular diagnostics. The use of this term is in reference to certain countries, such as the United States, limited to products subject to regulatory requirements. Current QIAGEN molecular diagnostics products are 34 EU CE IVD assays, six EU CE IVD sample preparation products, one 510k PAX RNA product, nine China SFDA IVD assays and 98 general purpose reagents. Further information about QIAGEN can be found at www.qiagen.com.

About Digene

A leader in molecular diagnostics, Digene develops, manufactures and markets proprietary DNA and RNA tests, with a focus on women’s health. The company’s flagship product, the Digene® HPV Test, is the only FDA-approved and CE-marked test for the detection of human papillomavirus, the cause of essentially all cervical cancers. Digene’s product portfolio also includes tests for the detection of other sexually transmitted infections, including chlamydia and gonorrhea. Digene tests are marketed in more than 40 countries worldwide. Headquartered in Gaithersburg, MD, Digene is traded on NASDAQ under the symbol DIGE. For more information, visit www.digene.com and www.theHPVtest.com.

- more -

Forward-Looking Statements

This communication contains certain forward-looking statements. These forward-looking statements, which may include, but are not limited to, statements concerning the financial condition, results of operations and businesses of QIAGEN and Digene and the benefits expected to result from the contemplated transaction, are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, the risk that the conditions relating to the required minimum tender of Digene shares or regulatory clearance might not be satisfied in a timely manner or at all, risks relating to the integration of the technologies and businesses of QIAGEN and Digene, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, conditions of the economy and other factors described in the most recent reports on Form 20-F, Form 6-K and other periodic reports filed with or furnished to the Securities and Exchange Commission by QIAGEN and the most recent reports on Form 10-K, Form 10-Q, Form 8-K and other periodic reports filed by Digene with the Securities and Exchange Commission.

Additional Information

QIAGEN is filing today a Current Report on Form 6-K that will include as exhibits the Agreement and Plan of Merger among QIAGEN, QIAGEN North American Holdings, Inc., QIAGEN’s merger subsidiary and Digene Corporation. QIAGEN intends to file a Registration Statement on Form F-4 and a Schedule TO, and Digene plans to file a Solicitation/Recommendation Statement on Schedule 14D-9, with the Securities and Exchange Commission in connection with the transaction. QIAGEN and Digene expect to mail a Prospectus, which is part of the Registration Statement on Form F-4, the Solicitation/Recommendation Statement on Schedule 14D-9 and related exchange offer materials, including a letter of election and transmittal, to shareholders of Digene upon commencement of the exchange offer. These documents contain important information about the transaction and should be read before any decision is made with respect to the exchange offer. Investors and stockholders will be able to obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of these documents may also be obtained from QIAGEN, by directing a request to QIAGEN’s IR department at QIAGEN Strasse 1, 40724 Hilden, Germany, or from Digene, by directing a request to Digene at 1201 Clopper Road, Gaithersburg, MD, 20878.

In addition to the Registration Statement on Form F-4, Schedule TO, Prospectus, Solicitation/Recommendation Statement on Schedule 14D-9 and related exchange offer materials, both QIAGEN and Digene file or furnish annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed or furnished by QIAGEN or Digene at the SEC’s Public Reference Room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. QIAGEN’s and Digene’s SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov, or at their web sites at www.qiagen.com or www.digene.com.

- more -

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measure "adjusted EPS." Adjusted EPS excludes the write-off and amortization of acquisition-related intangible assets, and tax provisions/benefits related thereto. Adjusted EPS is not a measure of operating performance under GAAP. We believe that the use of adjusted EPS helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. When analyzing our operating performance, investors should not consider adjusted EPS as a substitute for net income per share prepared in accordance with GAAP.

# # #